Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CLEAN DIESEL TECHNOLOGIES, INC. ANNOUNCES RESULTS OF ANNUAL MEETING
STOCKHOLDERS APPROVE MERGER

BRIDGEPORT, CT., October 12, 2010.  Clean Diesel Technologies, Inc. (“CDTI”) (Nasdaq: CDTI), a cleantech emissions reduction company, announced today that all resolutions proposed to stockholders at the Company’s Annual Meeting held today were duly passed, as follows:

•	all directors were elected;
•	approval of EisnerAmper LLP as the Company’s independent auditors for the year 2010;
•
and, the proposals to effect a reverse stock split and issue new shares of common stock and warrants in connection with the proposed merger with Catalytic Solutions, Inc. were approved by greater than 92.0% of shares voting, and more than 58.4% of the shares outstanding."

“We’re happy with the result and look forward to the long-term business prospects for the merged company,” said Mungo Park, Clean Diesel’s Chairman. “We are pleased that our stockholders overwhelmingly share our belief that the combination will result in a competitive, strategically strong enterprise that will become one of the world’s leading independent emission control providers.”

Mr. Timothy Rogers, Clean Diesel’s President and Chief Executive Officer, added, ”The merger will result in a stronger and more financially stable company with diverse revenues, a broader product portfolio, and the potential for financial and operating synergies.”

Clean Diesel Technologies, Inc.

Clean Diesel Technologies (Nasdaq: CDTI) is a cleantech company providing sustainable solutions to reduce emissions, increase energy efficiency and lower the carbon intensity of on- and off-road engine applications. Clean Diesel's patented technologies and products allow manufacturers and operators to comply with increasingly strict regulatory emissions and air quality standards, while also improving fuel economy and power.

CDTI’s solutions significantly reduce emissions formed by the combustion of fossil fuels and biofuels (without increasing secondary emissions such as nitrogen dioxide, NO2), including particulate matter (PM), nitrogen oxides (NOx), carbon monoxide (CO) and hydrocarbons (HC). As a result, they are effective for: OEMs, Tier 1 suppliers and retrofit providers; businesses entering the emissions control market seeking solutions and expertise; operators requiring compliant emissions solutions; fuel, biofuels and additive suppliers seeking low emissions and energy efficient products; and regulators creating public policy. Clean Diesel’s solutions, therefore, are ideal for such markets as:  on-road vehicles, construction, mining, agriculture, port/freight handling, locomotive, marine, and power generation.

Clean Diesel develops and manages intellectual property from original concept to full-scale commercial deployment. Building on its more than 200 granted and pending patents, its offerings include ARIS® selective catalytic reduction (SCR); the patented combination of SCR and exhaust gas recirculation (EGR); hydrocarbon injection for emissions control applications; Platinum Plus® Fuel-Borne Catalyst (FBC); the Purifier™ family of particulate filter systems; and its wire mesh filter particulate filter technologies. CDTI was founded in 1995 and is headquartered in Bridgeport, Connecticut. A wholly-owned subsidiary, Clean Diesel International, LLC is based in London, England. For more information, please visit www.cdti.com.

Clean Diesel Technologies, Inc. * 10 Middle Street, Suite 1100 * Bridgeport CT  06604 * 203-416-5290
www.cdti.com

Safe Harbor

Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known or unknown risks, including those detailed in the company's filings with the U.S. Securities and Exchange Commission, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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Contact Information:

John Wynne	(203) 416-5290
Vice President, Treasurer and Interim Chief Financial Officer	jwynne@cdti.com

Clean Diesel Technologies, Inc. * 10 Middle Street, Suite 1100 * Bridgeport CT  06604 * 203-416-5290
www.cdti.com